UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 16, 2005

AT&T Inc.
(Exact Name of Registrant as Specified in Charter)

                                                                             Delaware                                                          1-8610                                                       43-1301883
                                                               (State or Other Jurisdiction of                     (Commission File Number)                (IRS Employer Identification No.)
                                                                          Incorporation)

175 E. Houston, San Antonio, Texas 78205
(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2005, AT&T Inc., announced that it would unconditionally and irrevocably guarantee the payment of interest and principal for the following three issuances of notes of its subsidiary AT&T Corp. (“ATTC”):

(1) $1,500,000,000 due November 15, 2006, with a current coupon rate of 8.25% and an original coupon rate of 6.50%. The coupon rate on this issue is adjustable on May 15 and November 15 of each year until maturity based on the long-term debt ratings of ATTC by Moody’s Investors Services, Inc. (“Moody’s”) and Standard and Poor’s (“S&P”) as of each such date. The current principal amount outstanding on this issue is $250,000,000. Based on the current coupon rate for this issue, the maximum potential amount of future interest payments would be approximately $20,625,000;

(2) $2,750,000,000 due November 15, 2011, with a current coupon rate of 9.05% and an original coupon rate of 7.30%. The coupon rate on this issue is adjustable on May 15 and November 15 of each year until maturity based on the long-term debt ratings of ATTC by Moody’s and S&P as of each such date. The principal amount outstanding on this issue is $1,500,000,000. Based on the current coupon rate for this issue, the maximum potential amount of future interest payments would be approximately $814,500,000; and

(3) $2,750,000,000 due November 15, 2031, with a current coupon rate of 9.75% and an original coupon rate of 8.00%. The coupon rate on this issue is adjustable on May 15 and November 15 of each year until maturity based on the long-term debt ratings of ATTC by Moody’s and S&P as of each such date. Based on the current coupon rate for this issue, the maximum potential amount of future interest payments would be approximately $6,971,250,000.

AT&T Inc. has no current plans to: (1) guarantee other long-term debt issuances of ATTC; (2) amend the terms of its existing guarantees with respect to long-term debt of its other subsidiaries; or (3) provide separate-company financial statements concerning its subsidiaries that are not required under the rules and regulations promulgated by the Securities and Exchange Commission or otherwise required by applicable state or federal regulatory agencies and laws.

The foregoing summary of the Guarantee does not purport to be complete and is subject to and qualified in its entirety by reference to the text of such Guarantee. A copy of the Guarantee is attached hereto as Exhibit 4-e and is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

(c) Exhibits

4-e	Guarantee of certain obligations of AT&T Corp.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T Inc.

Date: December 16, 2005	By /s/ John J. Stephens John J. Stephens Vice President and Controller